EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-108926, 333-134126, 333-149980, 333-149981, 333-152171, 333-157376, 333-160969, 333-161442, and 333-163479) and Form S-8 (Nos. 333-152168, 333-158260, and 333-162955) of Cell Therapeutics, Inc. of our reports dated February 26, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ Stonefield Josephson, Inc.

San Francisco, California

February 26, 2010